Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q for the period ended April 1, 2006 of Charles River Laboratories International, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James C. Foster, the Chairman, Chief Executive Officer and President, and Thomas F. Ackerman, Corporate Executive Vice President and Chief Financial Officer, each hereby certifies, to the best of his knowledge and pursuant to 18 U.S.C. Section 1350, that:

(1)         the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2006	/s/ JAMES C. FOSTER
James C. Foster Chairman, Chief Executive Officer & President Charles River Laboratories International, Inc.

Dated: May 10, 2006	/s/ THOMAS F. ACKERMAN
Thomas F. Ackerman Corporate Executive Vice President & Chief Financial Officer Charles River Laboratories International, Inc.